UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 25, 2009

CARPENTER TECHNOLOGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania		19612-4662
(Address of principal executive offices)		(Zip Code)

(610) 208-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2009, William A. Wulfsohn accepted the invitation of the Board of Directors of Carpenter Technology Corporation (the “Company”) to join the Company’s Board of Directors, for a term of office that will begin on April 21, 2009.  No committee assignments have yet been made for Mr. Wulfsohn.

Mr. Wulfsohn will receive the Company’s standard compensation package for non-employee directors, which consists of a retainer combination of cash payments and equity awards of restricted stock and stock options.  There are no understandings or arrangements between the Company, Mr. Wulfsohn or any other person for the selection of Mr. Wulfsohn as a director.

Mr. Wulfsohn, 46, a resident of Pittsburgh, Pennsylvania, currently serves as the Senior Vice President – Coatings of PPG Industries.  Previously, Mr. Wulfsohn was Vice President, Coatings and Managing Director of PPG Europe from 2003-2005 and was Vice President and General Manager – Nylon Systems, for Honeywell International from 2000-2003.  Before working with Honeywell International, Mr. Wulfsohn was with Rohm & Haas/Morton International in various management functions where he last served as Vice President and Corporate Officer, Automotive Coatings and Business Director from 1999-2000.

Mr. Wulfsohn holds a bachelor of science degree in chemical engineering from the University of Michigan and a masters of business administration from Harvard Graduate School of Business.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Item No.	Exhibit Index
99.1	Press release dated February 25, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

	By	/s/ Oliver C. Mitchell, Jr.
Oliver C. Mitchell, Jr.
Vice President and Corporate Secretary

Date: February 25, 2009